UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 25, 2024

Catalyst Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-40893	86-2411762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

235 N. Court Street, Opelousas, Louisiana	70570
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 948-3033

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events

On November 25, 2024, Catalyst Bancorp, Inc. (the “Company”) announced that its Board of Directors approved the Company’s fifth share repurchase program (the “November 2024 Repurchase Plan”). Under the November 2024 Repurchase Plan, the Company may purchase up to 215,000 shares, or approximately 5%, of the Company's outstanding common stock. The shares may be purchased in the open market or in privately-negotiated transactions from time to time depending upon market conditions and other factors. Any shares repurchased under the November 2024 Repurchase Plan are in addition to any repurchases still to be made under the Company’s fourth share repurchase plan announced on May 2, 2024 (the “May 2024 Repurchase Plan”). As of the date of this Current Report on Form 8-K, 9,799 shares were still available for repurchase under the May 2024 Repurchase Plan.

For additional information, reference is made to the Press Release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The Press Release attached hereto as an exhibit is being furnished to the SEC and shall not be deemed to be “filed” for any purpose except as otherwise provided herein.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included herein:

Exhibit Number	Description
99.1	Press Release, dated November 25, 2024
104	Cover Page Interactive Data File. Embedded within the Inline XBRL document.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BANCORP, INC.

Date:	November 26, 2024	By:	/s/ Joseph B. Zanco
Joseph B. Zanco
President and Chief Executive Officer

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